UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 25, 2014

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2014, the Board of Directors (the “Board”) of Darling Ingredients Inc. (the “Company”) elected Mary R. Korby to the Board, effective immediately. In connection with Ms. Korby’s election to the Board, the size of the Board was increased to eight members. The Board has determined that Ms. Korby is an independent director under the applicable New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines. At the time of this filing, the Board had not yet determined the committees of the Board to which Ms. Korby will be assigned, if any.

In connection with her service as a director, Ms. Korby will receive the Company’s standard non-employee director compensation (which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2014), including a pro-rata grant of restricted stock units. In addition, the Company will enter into its standard form of Indemnification Agreement for directors and executive officers with Ms. Korby, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2008, and is incorporated herein by reference.

There is no arrangement or understanding between Ms. Korby and any other persons pursuant to which she was selected as a director, nor are there any transactions in which Ms. Korby has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Korby’s election to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: September 25, 2014	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 25, 2014.

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